ELEVATE CREDIT ECLIPSES $500 MILLION IN COMBINED LOANS RECEIVABLE
25% Increase from End of 2nd Quarter

FORT WORTH, TX - September 23, 2021 - Elevate Credit, Inc. (NYSE: ELVT) (“Elevate” or the “Company”), a leading tech-enabled provider of innovative and responsible online credit solutions for non-prime consumers, today announced that combined loans receivable - principal outstanding recently surpassed $500 million.
Chief Executive Officer, Jason Harvison commented, “We, along with the banks we support, are proud to have eclipsed half of a billion in loans outstanding during the peak of summer demand season in 2021. Consumer credit has recovered faster and stronger than originally expected and we now expect combined loans receivable - principal balances to end 2021 in a range of $545 million to $575 million compared to our previous outlook for $475 million to $500 million."
"Elevate continues to build momentum and execute against our strategic growth initiatives. Our new Blueprint platform has enabled strong growth across all three products. The three-tiered marketing plan we laid out earlier this year of reengaging with former consumers, direct mail, and strategic partner channel expansion has proven very successful in 2021, and we are pleased to continue to reach non-prime Americans that are inadequately served through traditional banks," Mr. Harvison continued.
Interim Chief Financial Officer, Chad Bradford added, "Through the peak season for credit demand this past spring and summer, we were pleased to drive loan volume within our targeted unit economics. While this growth increased upfront origination related costs, such as marketing and credit provisioning expense, we expect to achieve our targeted returns on the significantly scaled volumes. We plan to provide an update to our full-year 2021 financial outlook on the 3rd quarter earnings conference call in November."

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "may," "will," "might," "expect," "believe," "anticipate," "could," "would," "estimate," "continue," "pursue," or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning. The forward-looking statements include statements regarding: our expectations of future financial performance including our outlook for full fiscal year 2021; our potential to drive long-term earnings growth; and our expectation of continued strong earnings through 2021. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: the effect of the COVID-19 pandemic and various policies being implemented to prevent its spread on the Company's business, financial condition and results of operations; the Company’s limited operating history in an evolving industry; the Company’s ability to grow revenue and maintain or achieve consistent profitability in the future; new laws and regulations in the consumer lending industry in many jurisdictions that could restrict the consumer lending products and services the Company offers, impose additional compliance costs on the Company, render the Company’s current operations unprofitable or even prohibit the Company’s current operations; scrutiny by regulators and payment processors of certain online lenders’ access to the Automated Clearing House system to disburse and collect loan proceeds and repayments; a lack of sufficient debt financing at acceptable prices or disruptions in the credit markets; the impact of competition in our industry and innovation by our competitors; our ability to prevent security breaches, disruption in service and comparable events that could compromise the personal and confidential information held in our data systems, reduce the attractiveness of our platform or adversely impact our ability to service loans; and other risks related to litigation, compliance and regulation. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Company's most recent Annual Report on Form 10-K, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.
About Elevate
Elevate (NYSE: ELVT), together with the banks that license its marketing and technology services, has originated $9.2 billion in non-prime credit to more than 2.6 million non-prime consumers to date and has saved its customers more than $8.5 billion versus the cost of payday loans. Its responsible, tech-enabled online credit solutions provide immediate relief to customers today and help them build a brighter financial future. The company is committed to rewarding borrowers’ good financial behavior with features like interest rates that can go down over time, free financial training and free credit monitoring. Elevate’s suite of groundbreaking credit products includes RISE, Elastic and Today Card. For more information, please visit http://corporate.elevate.com.

Investor Relations:
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Sloan Bohlen, (817) 928-1646
investors@elevate.com

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Media Inquiries:
Solebury Trout
Laurie Steinberg, (845) 558-6370
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